UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2024

Commission File Number 1-9052

DPL Inc.

(Exact name of registrant as specified in its charter)

Ohio	31-1163136
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1065 Woodman Drive
Dayton, Ohio	45432
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(937) 259-7215

Commission File Number 1-2385

THE DAYTON POWER AND LIGHT COMPANY

(Exact name of registrant as specified in its charter)

Ohio	31-0258470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1065 Woodman Drive
Dayton, Ohio	45432
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(937) 259-7215

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
DPL Inc.	☐
The Dayton Power and Light Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

DPL Inc.	☐
The Dayton Power and Light Company	☐

Item 1.01 Entry into a Material Definitive Agreement

On September 13, 2024, DPL Inc. (the "Company" or "DPL"), a wholly owned subsidiary of The AES Corporation, entered into (i) a Purchase and Sale Agreement with Astrid Holdings LP ("Investor"), a wholly owned subsidiary of Caisse de dépôt et placement du Québec ("CDPQ"), pursuant to which the Company agreed to sell to Investor 15% of the issued and outstanding shares of common stock, no par value per share, of AES Ohio Holdings, Inc. ("Ohio Holdings" and, such agreement, the "Ohio Holdings Purchase Agreement") for a purchase price of approximately $273 million, subject to adjustment, and (ii) a Purchase and Sale Agreement with Investor, pursuant to which the Company agreed to sell to Investor 17.65% of the issued and outstanding shares of common stock, no par value per share, of AES Ohio Investments, Inc. ("Ohio Investments" and, such agreement, the "Ohio Investments Purchase Agreement" and together with the Ohio Holdings Purchase Agreement, the "Purchase Agreements") for a purchase price of approximately $273 million, subject to adjustment. Upon consummations of the transactions contemplated by the Ohio Holdings Purchase Agreement (the "Ohio Holdings Closing") and the Ohio Investments Purchase Agreement (the "Ohio Investments Closing" and together with the Ohio Holdings Closing, the "Closings"), CDPQ will own an aggregate indirect equity interest in The Dayton Power and Light Company, doing business as AES Ohio ("AES Ohio"), of approximately 30%, with total proceeds to the Company of approximately $546 million, subject to adjustment.

It is anticipated that the Closings will occur on the same day in the first half of 2025. Prior to the Ohio Holdings Closing, the Company plans to contribute to Ohio Holdings 100% of the issued and outstanding shares of common stock, $0.01 par value per share, of AES Ohio, such that Ohio Holdings owns 100% of the issued and outstanding shares of capital stock of AES Ohio. Immediately after the Ohio Holdings Closing and immediately prior to the Ohio Investments Closing, the Company plans to contribute to Ohio Investments 85% of the issued and outstanding capital stock of Ohio Holdings, such that Ohio Investments owns a direct equity interest in Ohio Holdings of 85%. After the Closings, the Company will own 82.35% of the issued and outstanding shares of capital stock of Ohio Investments, Ohio Investments will own 85% of the issued and outstanding shares of capital stock of Ohio Holdings, and Ohio Holdings will own 100% of the issued and outstanding shares of capital stock of AES Ohio.

The purchases and sales of the shares of capital stock of each of Ohio Holdings and Ohio Investments contemplated under each of the Purchase Agreements are subject to the satisfaction of certain customary conditions described in the Purchase Agreements, including, among others, receipt of the approval of the Public Utilities Commission of Ohio, the Federal Energy Regulatory Commission and completion of review by the Committee on Foreign Investments in the United States.

In addition, each of the parties to the Purchase Agreements has agreed to customary covenants therein, including, among others, the following: (i) the Company will conduct the business of AES Ohio in the ordinary course of business consistent with past practices and will preserve, maintain and protect the assets of AES Ohio in material compliance with applicable laws and material permits and contracts; (ii) the parties will cooperate and use reasonable best efforts to obtain the required consents as soon as reasonably practicable; and (iii) the parties will take all action and do all things necessary, proper or advisable under applicable laws to consummate the transactions, including executing documents and taking actions as may be reasonably requested by another party in order to consummate the transactions.

Each Purchase Agreement contains representations and warranties of the Company and Investor which are customary for transactions of this type. It also obligates the parties to the Purchase Agreement to indemnify each other for losses arising out of breaches of the Purchase Agreements or failure by such party to perform with respect to the representations, warranties or covenants contained in the Purchase Agreements, among other things, subject to customary limitations. Each Purchase Agreement contains termination rights for both the Company and Investor, including if the Closing has not occurred within 12 months after the date of the Purchase Agreement, subject to possible extension.

In connection with the Closings, Investor, Ohio Investments and the Company will enter into a Shareholders' Agreement with respect to Ohio Investments (the "Shareholders' Agreement"), the form of which has been agreed to by the parties. The Shareholders' Agreement will establish the general framework governing the relationship between and among Investor and the Company, and their respective successors and transferees, as shareholders of Ohio Investments. Under the form of Shareholders' Agreement, the board of directors of Ohio Investments will consist of sixteen directors, three nominated by Investor, and thirteen nominated by the Company. The Shareholders' Agreement contains restrictions on Ohio Investments and its subsidiaries taking certain major decisions without the prior affirmative vote of a majority of the board of directors of Ohio Investments. In addition, for so long as Investor holds at least 5% of the issued and outstanding shares of capital stock of Ohio Investments, Investor will have review and consultation rights with respect to certain actions of Ohio Investments and its subsidiaries. Certain transfer restrictions and other transfer rights apply to Investor and the Company under the Shareholders' Agreement, including certain rights of first offer, drag along rights, tag along rights and put rights. In connection with the Closings under the Purchase Agreements, Investor, Ohio Holdings and Ohio Investments will enter into a Shareholders' Agreement with respect to Ohio Holdings with substantially identical terms.

Upon the Closings, the Company will use a portion of the proceeds to repay in full the $415 million in aggregate principal amount 4.125% senior notes due July 1, 2025. The remaining proceeds from the transactions will be used for general corporate purposes, including the funding of equity contributions to AES Ohio.

The foregoing summaries of the Purchase Agreements and the Shareholders' Agreement and the transactions contemplated thereby are subject to, and qualified in their entirety by, the full terms of the Purchase Agreements, which will be filed with the Company's and AES Ohio's Quarterly Report on Form 10-Q for the period ended September 30, 2024, and the full terms of the Shareholders' Agreement, which will be filed no later than with the Company's and AES Ohio's Quarterly Report on Form 10-Q for the period in which the parties enter into the Shareholders' Agreement.

Item 7.01 Regulation FD Disclosure

On September 17, 2024, The AES Corporation and CDPQ issued a joint press release announcing the signing of the Purchase Agreements and the transactions contemplated thereby. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Exhibit 99.1 is being furnished pursuant to this Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Joint Press Release, dated September 17, 2024

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding management's intents, beliefs, and current expectations and typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "forecast," "target," "will," "would," "intend," "believe," "project," "estimate," "plan" and similar words. Such forward-looking statements include, without limitation, statements with respect to the completion of the transactions contemplated by the Purchase Agreements and the entry into the Shareholders' Agreement, the execution of our future investment plans and future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute DPL's and AES Ohio's current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding (a) the completion of the transactions contemplated by the Purchase Agreements and the entry into the Shareholders' Agreement on the anticipated terms and timing or at all, including the receipt of regulatory approvals and other conditions to the Closing and (b) timing of events, accurate projections of market conditions and regulatory rates, future interest rates, commodity prices, continued operating performance and electricity volume at distribution companies, as well as achievements of planned productivity improvements and growth investments at expected rates of return.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties, and other factors. Important factors that could affect actual results are discussed in DPL's and AES Ohio's filings with the Securities and Exchange Commission (the "SEC"), including, but not limited to, the risks discussed under Item 1A: "Risk Factors" and Item 7: "Management's Discussion & Analysis" in DPL's and AES Ohio's 2023 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read DPL's and AES Ohio's filings to learn more about the risk factors associated with DPL's and AES Ohio's businesses. DPL and AES Ohio undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Any security holder who desires a copy of DPL's or AES Ohio's 2023 Annual Report on Form 10-K, or subsequent filings with the SEC, may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Secretary, DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432. Exhibits also may be requested, but a charge equal to the reproduction cost thereof may be made. A copy of the Annual Report on Form 10-K may also be obtained by visiting AES Ohio's website at www.aes-ohio.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: September 17, 2024	By:	/s/ Brian Hylander
	Name:	Brian Hylander
	Title:	Vice President, General Counsel and Secretary

The Dayton Power and Light Company
d/b/a AES Ohio

Date: September 17, 2024	By:	/s/ Brian Hylander
	Name:	Brian Hylander
	Title:	Vice President, General Counsel and Secretary